UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 28, 2024
(March 28, 2024)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.
PNM Resources, Inc.
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-32462
IRS Employer Identification No. - 85-0468296

Texas-New Mexico Power Company
(A Texas Corporation)
577 N. Garden Ridge Blvd.
Lewisville, Texas 75067
Telephone Number - (972) 420-4189
Commission File No. - 002-97230
IRS Employer Identification No. - 75-0204070
____________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
PNM Resources, Inc.	Common Stock, no par value	PNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Texas-New Mexico Power Company (“TNMP”) 2024 Bond Purchase Agreement

On March 28, 2024, TNMP entered into a Bond Purchase Agreement (the “TNMP Bond Purchase Agreement”) with the institutional investors party thereto for the sale of $285.0 million aggregate principal amount of TNMP first mortgage bonds offered in a private placement transaction. Under the TNMP Bond Purchase Agreement, TNMP has agreed to issue (i) on March 28, 2024, $32.0 million aggregate principal amount of its 5.26% First Mortgage Bonds, due March 28, 2029, Series 2024A (the “2024A Bonds”) and $85.0 million aggregate principal amount of its 5.55% First Mortgage Bonds, due March 28, 2036, Series 2024B (the “2024B Bonds”) and (ii) on or before July 1, 2024, $40.0 million aggregate principal amount of its 5.65% First Mortgage Bonds, due July 1, 2039, Series 2024D (the “2024D Bonds”) and $128.0 million aggregate principal amount of its 5.79% First Mortgage Bonds, due July 1, 2054, Series 2024E (the “2024E Bonds” and, together with the 2024A Bonds, the 2024B Bonds and the 2024D Bonds, the “TNMP 2024 Bonds”). The 2024A Bonds and the 2024B Bonds were issued on March 28, 2024. The issuance of the 2024D Bonds and the 2024E Bonds is subject to the satisfaction of customary conditions, including continuing compliance with the representations, warranties and covenants of the TNMP 2024 Bond Purchase Agreement. TNMP will use the proceeds from the TNMP 2024 Bonds for the repayment of existing debt and other general corporate purposes, including projected capital expenditures.

The TNMP 2024 Bonds are secured by a first mortgage on substantially all of TNMP’s property, subject to excepted encumbrances, reservations, contracts, and other exceptions. The TNMP 2024 Bonds are issued pursuant to TNMP’s First Mortgage Indenture dated as of March 23, 2009 (the “First Mortgage Indenture”), between TNMP and U.S. Bank Trust Company, National Association (as ultimate successor to The Bank of New York Mellon Trust Company, N.A.), as Trustee, as previously supplemented and amended and as further supplemented by a twentieth supplemental indenture dated March 28, 2024 (providing for the issuance of the 2024A and the 2024B Bonds) (the “Twentieth Supplemental Indenture”) and a twenty-second supplemental indenture to be dated on or before July 1, 2024 (providing for the issuance of the 2024D Bonds and the 2024E Bonds) (the “Twenty-Second Supplemental Indenture”, and together with the Twentieth Supplemental Indenture, the “Supplemental Indenture”). A copy of the First Mortgage Indenture was filed by TNMP as an exhibit to its Current Report on Form 8-K filed on March 27, 2009. A copy of the form of the Supplemental Indenture is included as a schedule to the TNMP Bond Purchase Agreement. A copy of the Twentieth Supplemental Indenture is attached to this Current Report on Form 8-K as Exhibit 4.1

The terms of the TNMP 2024 Bonds include customary covenants, including a covenant that requires the maintenance of a debt-to-capitalization ratio of less than or equal to 65%, customary events of default, a cross-default provision, and a change-of-control provision. In the event of a change of control (as defined in the Supplemental Indenture), TNMP will be required to offer to prepay the TNMP 2024 Bonds at par. TNMP will have the right to redeem any or all of the TNMP 2024 Bonds prior to their respective maturities, subject to payment of a customary make-whole premium.

The foregoing description is qualified in its entirety by the TNMP Bond Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The TNMP 2024 Bonds are not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements and applicable state laws. This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to purchase the TNMP 2024 Bonds or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

4.1	Twentieth Supplemental Indenture, dated as of March 28, 2024, between Texas-New Mexico Power Company and U.S. Bank Trust Company, National Association, as Trustee.

10.1	Bond Purchase Agreement, dated March 28, 2024, between Texas-New Mexico Power Company and the purchasers named therein.

104	Cover page in Inline XBRL format

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: March 28, 2024	/s/ Gerald R. Bischoff
Gerald R. Bischoff
Vice President and Corporate Controller
(Officer duly authorized to sign this report)